Exhibit 99.1

FOR IMMEDIATE RELEASE	Media:	Investor Relations:
October 27, 2017	Gary Chapman	Ivan Marcuse
The Woodlands, TX	(281) 719-4324	(281) 719-4637
NYSE: HUN

Huntsman and Clariant Mutually Agree to Abandon

Planned Merger of Equals

THE WOODLANDS, Texas — Huntsman Corporation (NYSE: HUN) and Clariant (SIX: CLN) today jointly announced that they have terminated their proposed merger of equals by mutual agreement. The decision was unanimously approved by the Boards of Directors of Huntsman and Clariant.

In a joint statement, Peter R. Huntsman, President and CEO of Huntsman, and Hariolf Kottmann, CEO of Clariant, stated:

“While we remain convinced that the proposed merger of equals as agreed to on May 21, 2017, is in the long term best interests of all of our shareholders, given the continued accumulation of shares by activist investor White Tale Holdings and their opposition to the transaction, now supported by some other shareholders, we believe that there is simply too much uncertainty as to whether Clariant will be able to secure the two-thirds shareholder approval that is required to approve the transaction under Swiss law. Under these circumstances and in light of the high level of disruption and uncertainty that has been created for both companies, we have decided jointly to terminate the merger agreement, stop the substantial expenditure of funds associated with integration planning, and proceed along our independent paths in the best interests of both companies and their shareholders, associates, and other stakeholders. We, of course, remain competitors but maintain a great respect for one another, and we want to recognize and express our mutual and deep appreciation for the efforts and incredible commitment demonstrated by the associates of each company over the past several months.”

No fees are currently payable under the terms of the Termination Agreement.

Peter Huntsman further commented:

“We viewed this merger of equals as an opportunity to accelerate our downstream growth and for two great companies to become even better together.   However, it is not the only option for Huntsman to create real and lasting value. Going forward, we will continue to create shareholder value by delivering on four objectives:

•                  Continued focus on growth and expanding margins in our differentiated and specialty businesses through both organic growth and appropriate bolt-on acquisitions;

•                  Consistent strong annual free cash flow and deleveraging, reaching investment grade metrics beginning in 2018;

•                  Monetization of the remaining Venator shares, further strengthening the balance sheet; and

•                  Upon achieving investment grade metrics, return of additional value to shareholders.

“Our future has never looked brighter.  The Company’s balance sheet is stronger than it has ever been and will strengthen further as we continue to generate strong cash flow from our operations and monetize our Venator equity.   We also look forward to wide scale improvement this year over the previous in earnings, growth and margin expansion.”

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated and specialty chemicals with 2016 revenues of more than $7 billion.  Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 75 manufacturing, R&D and operations facilities in over 30 countries and employ approximately 10,000 associates within our four distinct business divisions. For more information about Huntsman, please visit the company’s website at www.huntsman.com.

Social Media:

Twitter: twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Cautionary Statement Regarding Forward-Looking Statements:

This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Huntsman Corporation (“Huntsman”) has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “outlook” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication include, without limitation, statements about the mutual termination of the merger of equals transaction and the independent prospects of each company. Such statements are based on the current expectations of the management of Huntsman, are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Huntsman, nor any of its directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause results to differ from expectations include: the effects of disruption caused by the announcement of and termination of the contemplated transaction and its termination making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the contemplated transaction and its termination may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transaction; transaction costs; actual or contingent liabilities; disruptions to the financial or capital markets; and other risks and uncertainties discussed in Huntsman’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections of Huntsman’s annual report on Form 10-K for the fiscal year ended December 31, 2016 and the quarterly report on Form 10-Q for the six month period ended June 30, 2017. You can obtain copies of Huntsman’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Huntsman undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.